Exhibit 23.1


                     [Letterhead of Kesselman & Kessleman]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Teva Pharmaceutical Industries Ltd. of our reports dated February 14, 2002, relating to the consolidated financial statements of Teva Pharmaceutical Industries Ltd. and related Schedule II - Valuation and Qualifying Accounts, which appear in Teva Pharmaceutical Industries Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



                                        /s/ Kesselman & Kesselman

Tel-Aviv, Israel                        Kesselman & Kesselman
      December 29, 2002                 Certified Public Accountant (Isr.)